EXHIBIT 10.1
Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, this "Agreement") is entered into on April 21, 2008 by and between Renewal Plantations, Inc., a Delaware corporation (the "Borrower"), whose principal office is located at 1818 North Farwell Avenue, Milwaukee, WI ("Borrower’s Address"), and Phoenix Investors, LLC., a corporation, whose principal office is located at 1818 North Farwell Avenue, Milwaukee, WI (the “Lender”).  The Schedules to this Agreement are an integral part of this Agreement and are incorporated herein by reference.  Terms used, but not defined elsewhere, in this Agreement are defined in Schedule A.

1.    LOANS.

1.1    Amount.

Subject to the terms and conditions contained in this Agreement, Lender will provide funds of up to Five Hundred Thousand dollars ($500,000) from time to time upon the written request of Borrower to Lender.  The lending of any such funds pursuant to this Agreement shall be in the sole discretion of the Lender and shall be dependent among other thing on receipt of the following, all of which shall be to the satisfaction of the lender:  detailed use of proceeds, budget, timelines for application of proceeds and milestone requirements.  All amount loaned hereunder shall be referred to as “Term Loans.”

1.2    Repayment.

Accrued interest on all Term Loans shall be payable on the first day of each month.  Outstanding principal and all accrued but unpaid interest of the Term Loans shall be repaid on July 15, 2008 (the “Maturity Date”).  The Term Loans shall be evidenced by the form of promissory note attached hereto as Exhibit A.

1.3    Interest.

All Term Loans shall bear interest at thirteen percent (13.0%) based on the actual number of days elapsed in a year of 360 days (the “Interest Rate”); provided, that after the occurrence of an Event of Default, all Term Loans and other monetary obligations shall, at Lender's option, bear interest at a rate per annum equal to four percent (4%) in excess of the rate otherwise applicable thereto (the "Default Rate") until paid in full (notwithstanding the entry of any judgment against any Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand.  Notwithstanding anything to the contrary contained in this Agreement, the aggregate of all amounts deemed to be interest hereunder and charged or collected by Lender is not intended to exceed the highest rate permissible under any applicable law, but if it should, such interest shall automatically be reduced to the extent necessary to comply with applicable law and Lender will refund to Borrower any such excess interest received by Lender.

1.4    Origination Fee; Purchase Warrants.

In connection with the Loans made hereunder, the Lender shall (i) be paid a loan original fee of 10% of the principal lent to Borrower, capped at $50,000, and accrued as principal is drawn; and (ii) receive common stock purchase warrants in the form attached hereto as Exhibit B, to purchase 20,000,000 shares of the common stock of Renewal Fuels, Inc., a Delaware corporation, the parent corporation of the Borrower.

2.    SECURITY INTEREST.

2.1    Grant of Security Interest.

To secure the full payment and performance of all of the Obligations, Borrower hereby assigns to Lender and grants to Lender a continuing security interest in the following property of Borrower, whether tangible or intangible, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes:  (i) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower; (ii) all Chattel Paper, Instruments, Documents and General Intangibles (including  all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (iii) all Inventory; (iv) all Goods (other than Inventory), including Equipment, vehicles and Fixtures; (v) all Investment Property; (vi) all Deposit Accounts, bank accounts, deposits and cash; (vii) all Letter-of-Credit Rights; (viii) all Commercial Tort Claims; (ix) all Supporting Obligations; (x) any other property of Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, Affiliate or Subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (xi) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of Borrower’s books and records relating to any of the foregoing and to such Borrower’s business.

2.2    Possessory Collateral.

Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender).  If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

2.3    Preservation of Collateral and Perfection of Security Interest Therein.

Borrower shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations and to facilitate the collection of the Collateral.  Borrower authorizes Lender to file, transmit, or communicate, as applicable, financing statements and amendments describing the Collateral as "all personal property of debtor" or "all assets of debtor" or words of similar effect, in order to perfect Agent's security interest in the Collateral without any Borrower's signature.  Borrower also hereby ratifies its authorization for Lender to have filed in any jurisdiction any financing statements filed prior to the date hereof.

3.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

To induce Lender to enter into this Agreement, the Borrower represents, warrants and covenants as follows (it being understood that (i) each such representation and warranty will be deemed remade as of the date on which each Term Loan is made and shall not be affected by any knowledge of, or any investigation by, Lender, and (ii) the accuracy of each such representation, warranty and covenant will be a condition to each Term Loan):

For purposes of this Agreement, the term “Material Adverse Effect” when used in connection with the Borrower means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of the Borrower and its subsidiaries taken as a whole.  For purposes of this Agreement, the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity (as hereinafter defined).

3.1    Organization and Good Standing of the Borrower.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above. The Borrower is not required to be qualified to transact business in any other jurisdiction where the failure to so qualify would have an adverse effect on the business of the Borrower.

3.2    Authority.

(a)    The Borrower has full power and authority (corporate and otherwise) to carry on its business and has all permits and licenses that are necessary to the conduct of its business or to the ownership, lease or operation of its properties and assets.

(b)    The execution of this Agreement and all related agreements and the delivery hereof and thereof to the Lender have been duly authorized by the Borrower’s Board of Directors.

(c)    Subject to any consents required under Section 3.7 below, the Borrower has the full legal right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement; and this Agreement has been duly and validly executed and delivered on behalf of the Borrower and constitutes a valid and binding obligation of the Borrower enforceable in accordance with its terms.

(d)    Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement will violate, conflict with, result in a breach of, or constitute a default under any statute, regulation, indenture, mortgage, loan agreement, or other agreement or instrument to which the Borrower is a party or by which it or any of them is bound, any charter, regulation, or bylaw provision of Borrower, or any decree, order, or rule of any court or governmental authority or arbitrator that is binding on Borrower in any way.

3.3    Subsidiaries and Affiliates.  Any and all businesses, entities, enterprises and organizations in which Borrower has any ownership, voting or profit and loss sharing percentage interest (the “Subsidiaries”) are identified in Section 3.3 hereto, together with the Borrower’s interest therein.  Unless the context requires otherwise or specifically designated to the contrary on Section 3.3 hereto, “Borrower” as used in this Agreement shall include all such Subsidiaries.

3.4    Consents.  Except as set forth in Schedule 3.4, no consents or approvals of any public body or authority and no consents or waivers from other parties to leases, licenses, franchises, permits, indentures, agreements or other instruments are (i) required for the lawful consummation of the transactions contemplated hereby.  The consummation of the transactions contemplated hereby will not result in creating, accelerating or increasing any liability of Borrower.

3.5    Machinery and Equipment.  Except for items disposed of in the ordinary course of business, all machinery, tools, furniture, fixtures, equipment, vehicles, leasehold improvements and all other tangible personal property (hereinafter “Fixed Assets”) of the Borrower currently being used in the conduct of its business, together with any machinery or equipment that is leased or operated by the Company, are in fully serviceable working condition and repair.  Except as described on Schedule 3.5 hereto, all Fixed Assets owned, used or held by the Borrower are situated at its business premises and are currently used in its business.  Schedule 3.5 describes all Fixed Assets owned by or an interest in which is claimed by any other person (whether a customer, supplier or other person) for which the Borrower is responsible (copies of all agreements relating thereto being attached to said Schedule 3.5), and all such property is in the Borrower’s actual possession and is in such condition that upon the return of such property in its present condition to its owner, the Borrower will not be liable in any amount to such owner.  There are no outstanding requirements or recommendations of any insurance company that has issued a policy covering either (i) such Fixed Assets or (ii) any liabilities of the Borrower relating to operation of their business, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any Fixed Assets or any changes in the operations of the business, any equipment or machinery used therein, or any procedures relating to such operations, equipment or machinery.

3.6    Title to Properties; Certain Real Property Matters.

(a)    Except as set forth in Schedule 3.6, the Borrower each have good and marketable title to all the real properties used in their respective operations and each is the owner of all other assets used in their respective operations including, without limitation, those shown on the  Basic Warranty Date Balance Sheet (except as to those since sold or otherwise disposed of in the ordinary course of business), free and clear of all liens, pledges, encumbrances, security interests, exceptions to title or any other charges or restrictions or title retention agreements of any kind or character whatsoever (whether of record or inchoate).  The Borrower has delivered to the Lender customary and standard reports on the Uniform Commercial Code filing status of the Borrower with respect to state, county and local filings.

(b)    The real property and improvements thereon owned or leased by the Borrower (the “Real Properties”), all of which are described on Schedule 3.6, and their respective operations, do not violate or contravene any planning or zoning ordinance or other administrative regulations or any restrictive covenant or any provision of local law in effect or any other law, ordinance, executive order or judicial decree, whether pertaining to pollution of the earth, water, atmosphere or otherwise, that in any material respect interferes with or prevents the continued use of the Real Properties for the purposes for which they are now being used or which would materially affect the value thereof or the ability to transfer the same under state or federal laws or regulations.

(c)    Borrower has not received any notice of alleged violation of any applicable planning or zoning regulations, ordinance or other law, order, regulation or other requirement relating to their respective operations or properties including, without limitation of the foregoing, any pertaining to occupational safety and health or pollution of the earth, water or atmosphere.

(d)    Each Real Property includes all right, title and interest in and to strips, gores, easements, rights of way, privileges, appurtenances, land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining such Real Property or any part thereof by reason of change or grade or closing of any street, road, highway or avenue, and all rights belonging to and inuring to the benefit of such Real Property.

(e)    Except as set forth on Schedule 3.6, the buildings, driveways, and all other structures and improvements upon each Real Property are all within the boundary lines of such Real Property or have the benefit of valid easements and there are no encroachments thereon.  There are no outstanding requirements or recommendations by any insurance company that has issued a policy covering any Real Property, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any Real Property.

(f)    All public utilities required for the operation of the Real Properties either enter the Real Properties through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public or private easements.  All of the public utilities mentioned above are installed and operating, and all installation and connection charges, are paid in full.

(g)    On the date hereof there are no governmental assessments against any of the Real Properties proposed, pending or constituting a lien on or against any of the Real Properties for which the Company would be responsible, which assessments have not been paid in full.

(h)    All real estate taxes related to the Borrower’ lease of the Real Properties are paid by the owner(s) of such Real Properties.

3.7    Leases.  All leases of real and personal property of the Borrower are described in Schedule 3.7, are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor’s rights, and have not been assigned or encumbered.  The Borrower has performed in all material respects the obligations required to be performed by it under all such leases to date and it is not in default in any material respect under any of said leases, except as set forth in Schedule 3.7, nor has it made any leasehold improvements required to be removed at the termination of any lease, except signs.  No other party to any such lease is in material default thereunder.

3.8    Insurance Policies.  The Borrower does not currently maintain insurance.  Within twenty (20) days of the initial distribution of funds to the Borrower and through the Maturity Date, the Borrower will obtain such insurance coverage as reasonably required and as approved by the Lender and such insurance coverage will be maintained in full force and effect and will not be cancelled, modified or changed without the express written consent of the Lender, except to the extent the maturity dates of any such insurance policies expiring prior to the Maturity Date.

3.9    Banking.  The Borrower has delivered to the Lender the name of each bank in which the Borrower have an account, the account numbers and description and the names of all persons authorized to draw thereon or have access thereto.

3.10   Lists of Contracts, Etc.  There is included in Schedule 3.10 a list of the following items (whether written or oral) relating to the Borrower, which list identifies and fairly summarizes each item:

(i)    All collective bargaining and other labor union agreements (if any); all employment agreements with any officer, director, employee or consultant; and all employee pension, health and welfare benefit plans, group insurance, bonus, profit sharing, severance, vacation, hospitalization, and retirement plans, post-retirement medical benefit plans, and any other plans, arrangements or custom requiring payments or benefits to current or retiring employees.

(ii)   All joint venture contracts of the Borrower

(iii)   All contracts of the Borrower relating to (a) obligations for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) obligations under capital leases, (e) debt of others secured by a lien on any asset of the Borrower, and (f) debts of others guaranteed by the Borrower.

(iv)    All agreements of the Borrower relating to the supply of raw materials for and the distribution of the products of the Borrower, including without limitation all sales agreements, manufacturer’s representative agreements and distribution agreements of whatever magnitude and nature, and any commitments therefor;

(v)    All contracts that individually provide for aggregate future payments to or from the Borrower of $25,000 or more, to the extent not included in (i) through (iv) above;

(vi)   All other contracts of the Borrower material to the business, assets, liabilities, financial condition, results of operations or prospects of the business of the Borrower taken as a whole to the extent not included above.

Except as set forth in Schedule 3.10, (i) all contracts, agreements and commitments of the Borrower set forth in Schedule 3.10 are valid, binding and in full force and effect, and (ii) neither the Borrower nor any other party to any such contract, agreement, or commitment has materially breached any provision thereof or is in default thereunder.  True and complete copies of the contracts, leases, licenses and other documents referred to in this Schedule 3.10 have been delivered to the Lender, certified by the Secretary or Assistant Secretary of Borrower as true, correct and complete copies.

3.11    Compliance With the Law.

(a)    Except as set forth on Schedule 3.11 or except where any failure to comply or any violation would not have a Material Adverse Effect on the Borrower:

(i)    the Borrower is in material compliance with each any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, court order, consent, decree, regulation, license, permit, statute, or treaty (“Legal Requirement”), that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii)    no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a material violation by Borrower of, or a material failure on the part of either Borrower to comply with, any Legal Requirement; and

(iii)   to Borrower’s knowledge, it has not received any written notice or communication from any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (each a “Governmental Body”), regarding:  (A) any actual or alleged violation of, or failure to comply with, any Legal Requirement, or (B) any actual or alleged obligation on the part of such Borrower to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b)    Schedule 3.10 contains a list that is complete and accurate in all material respects of all Governmental Authorizations which are material to operation of the business of the Borrower or that otherwise relates to the business of, or to any of the assets owned or used by, the Borrower.  The Borrower holds all Governmental Authorizations necessary to conduct the business as presently conducted without any material violation of any Legal Requirement.  To the knowledge of the Borrower, each Governmental Authorization listed on Schedule 3.15 is valid and in full force and effect.  To the knowledge of the Borrower, and except as set forth on Schedule 3.15, or except where any failure to comply, violation or other event or circumstances would not have a Material Adverse Effect on the Borrower:

(i)    the Borrower is in compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified on Schedule 3.10;

(ii)    no event has occurred or circumstance exists that may (with or without notice or lapse of time):  (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed on Schedule 3.10, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, modification, or termination of, any material Governmental Authorization listed on Schedule 3.10;

(iii)   the Borrower has not received any written notice or communication from any Governmental Body regarding:  (A) any actual, alleged or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual or threatened revocation, withdrawal, suspension, cancellation, modification or termination of any material Governmental Authorization; and

(iv)   all applications required to have been filed for the renewal of any material Governmental Authorizations listed or required to be listed on Schedule 3.10 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

For the purposes hereof, Governmental Authorization means any approval, consent, license, permit, certification, registration, waiver, or other authorization issued, granted, given, required, or otherwise made available by or under the authority of any:

(a)    nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b)    federal, state, local, county, municipal, foreign, or other government;

(c)    governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

(d)    body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

3.11    Litigation; Pending Labor Disputes.  Except as specifically identified in Schedule 3.11:

(i)    There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened, against the Borrower, relating to the Borrower or its properties (including leased property), or the transactions contemplated by this Agreement, nor is there any basis known to the Borrower for any such action.

(ii)    There are no judgments, decrees or orders of any court, or any governmental department, commission, board, agency or instrumentality binding upon the Borrower relating to the business of the Borrower the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any business by the Borrower or which limit or control or otherwise adversely affect its method or manner of doing business.

(iii)   No work stoppage has occurred and is continuing or, to the knowledge of the Borrower, is threatened affecting the business of the Borrower, and no representation question involving recognition of a collective bargaining agent exists in respect of any employees of the Borrower.

(iv)   There are no pending labor negotiations or union organization efforts relating to employees of the Borrower.

(v)    There are no charges of discrimination (relating to sex, age, race, national origin, handicap or veteran status) or unfair labor practices pending or, to the knowledge of the Borrower, threatened before any governmental or regulatory agency or authority or any court relating to employees of the Borrower.

3.12    Assets.   The assets of the Borrower are located at the locations listed on Schedule 3.12 attached hereto. Except as described in Schedule 3.12, the assets of the Borrower are sufficient in all material respects to carry on the operations of the Borrower business as now conducted by the Borrower.

3.13    Absence of Certain Commercial Practices.  The Borrower has not made any payment (directly or by secret commissions, discounts, compensation or other payments) or given any gifts to another business concern, to an agent or employee of another business concern or of any governmental entity (domestic or foreign) or to a political party or candidate for political office (domestic or foreign), to obtain or retain business for the Borrower or to receive favorable or preferential treatment, except for gifts and entertainment given to representatives of customers or potential customers of sufficiently limited value and in a form (other than cash) that would not be construed as a bribe or payoff.

3.14    Licenses, Permits, Consents and Approvals.  The Borrower has all licenses, permits or other authorizations of governmental, regulatory or administrative agencies or authorities (collectively, “Licenses”) required to conduct the business of the Borrower.

3.15    Environmental Matters.

(a)    Except as set forth on Schedule 3.15(a) and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on the Borrower:

(i)    the Borrower holds and is in compliance with all Environmental Permits, and are and have otherwise been in compliance with all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere with compliance by the Borrower with Environmental Laws;

(ii)    no modification, revocation, re-issuance, alteration, transfer or amendment of any Environmental Permit, or review by, or approval of, any third party, including, without limitation, any Governmental Body, of any Environmental Permit or of the environmental condition any real property owned by the Borrower or any of their subsidiaries is required in connection with the execution or delivery of this Agreement or the consummation by the Borrower of the transactions contemplated hereby or the operation of the business of the Borrower on the date of the Closing;

(iii)    the Borrower has not received any Environmental Claim, nor, to the knowledge of the Borrower, has any Environmental Claim been threatened against either of the Borrower; and

(iv)    the Borrower has not entered into or agreed to any outstanding judgment, decree, order or consent arrangement with any Governmental Body under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials.

(b)    Set forth on Schedule 3.15(b) are all of the parcels of real property that are now, or have heretofore been, owned or leased by the Borrower or their subsidiaries, or otherwise used by the Borrower or their subsidiaries for the conduct of the Borrower’s business (each, a “Borrower Facility”), or to which any Hazardous Materials generated by the Borrower or its Subsidiaries have been delivered during the last 10 years by a third party.

(c)    Except as set forth on Schedule 3.15(c), except for Hazardous Materials which are required for the conduct of the business of the Borrower or any of their subsidiaries as currently conducted and which are being stored and disposed of by the Borrower or any of their Subsidiaries in accordance with applicable Environmental Laws, no Hazardous Materials have been Released at or onto or, to the knowledge of the Borrower or their Subsidiaries, are migrating onto or from any Borrower Facility currently leased or owned by either Borrower or any subsidiary (a “Current Borrower Facility”) (including, without limitation, the soil, groundwater, surface water, or ambient air, or building materials thereof).  Except as set forth on Schedule 3.21(c), no Hazardous Materials were Released at or onto, and, to the knowledge of the Borrower, no Hazardous Materials migrated onto or from, any Borrower Facility previously leased or owned by the Borrower or any subsidiary (a “Former Borrower Facility”) during the ownership or leasing by the Borrower or any subsidiary of such Former Borrower Facility.  Except as set forth on Schedule 3.15(c), except for Hazardous Materials used, generated, stored and Released in accordance with applicable Environmental Laws, to the knowledge of the Borrower, no Hazardous Material which was generated, discarded, transported, or Released by the Borrower or their subsidiaries prior to the date hereof is present, in a concentration or amount exceeding legally allowable limits applicable to the use of the property in question or  in a manner which violates any applicable Environmental Law or that is reasonably likely to require any investigation, removal or response activity under any applicable Environmental Law, on any other real property, including, without limitation any disposal site to which Hazardous Materials generated or transported by the Borrower has been delivered.

(d)    The Borrower has delivered to Lender (or made available for Lender’s inspection) all reports, records, tests, evaluations, Governmental Body and third party correspondence, and other documents relating to the storage, use, Release, manufacture, remediation, investigation, or removal of Hazardous Materials by the Borrower or any of their subsidiaries or the presence of any Hazardous Material on or about any Borrower Facility.

(e)    Except as set forth on Schedule 3.15(e), no person has been exposed to any Hazardous Material stored, used, Released, generated, or transported by or for the Borrower or any of their subsidiaries in a manner which has caused, or is reasonably likely to cause, an adverse health effect.

For purposes of this Agreement, the terms below shall have the following meanings:

“Environmental Claim” means any written complaint, notice, claim, demand, action, suit or judicial, administrative or arbitral proceeding by any Person to the Company asserting liability or potential liability (including without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from: (i) the presence, Release or threatened Release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

“Environmental Laws” means all applicable federal, state, county, and local statutes, rules, regulations, ordinances, orders and decrees, and all common law, in each case relating in any manner to pollution, protection of human health and the environment, the exposure of Persons, property or the environment to any Hazardous Materials, or the Release or threatened Release of any Hazardous Materials, to the extent and in the form that such exist at the date hereof.

“Environmental Permits” means all permits, licenses, registrations, exemptions and other governmental authorizations required under Environmental Laws for either Borrower to conduct its operations as presently conducted.

“Hazardous Materials” means all hazardous or toxic substances, wastes, materials or chemicals, petroleum and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radiologically-contaminated materials regulated pursuant to any Environmental Laws or that could result in liability under any Environmental Laws.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including but not limited to any ventilated or indoor air) or into any building or other man-made structure.

“Released” means spilled, leaked, pumped, poured, emitted, emptied, discharged, injected, allowed to escape, allowed to leach, dumped, or disposed of into the environment  (including but not limited to any ventilated or indoor air) or into any building or other man-made structure.

3.16    Disclosure.  All statements contained in any schedule, certificate, opinion, instrument, or other document delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Borrower herein.  No statement, representation or warranty by the Borrower in this Agreement or in any schedule, certificate, opinion, instrument, or other document furnished or to be furnished to the Lender pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide a prospective purchaser of the business of the Borrower with full and fair disclosure concerning the Borrower, its business, and the Borrower’s affairs.

3.23    Covenants:

(a)    Use of Proceeds.

All proceeds of all Loans will be used solely for lawful business purposes.

(b)    Maintenance of Collateral, Etc.

The Borrower will maintain all of its equipment in good working condition, ordinary wear and tear excepted.

(c)    Further Assurances.

The Borrower agrees, at its expense, to take all actions, and execute or cause to be executed and delivered to Lender all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, as Lender may request from time to time to perfect and maintain Lender's security interests in the mortgaged properties and to fully carry out the transactions contemplated by this Agreement.

(d)    Negative Covenants.

Except as set forth in herein, no Borrower will, without Lender's prior written consent, (i) merge or consolidate with another Person, form any new subsidiary or acquire any interest in any Person; (ii) acquire any assets except in the ordinary course of business and as otherwise permitted by this Agreement; (iii) enter into any transaction outside the ordinary course of business; (iv) make any loans to, or investments in, any affiliate or other Person in the form of money or other assets; (v) incur any debt outside the ordinary course of business; (vi) guaranty or otherwise become liable with respect to the obligations of another party or entity; (vii) pay or declare any dividends or other distributions on any Borrower's stock, if such Borrower is a corporation (except for dividends payable solely in capital stock of such Borrower); (viii) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of any Borrower's capital stock or other equity interests; (ix) make any change in any Borrower's capital structure; (x) dissolve or elect to dissolve; (xi) enter into any transaction with an Affiliate other than on arms-length terms disclosed to Lender in writing; (xii) agree to do any of the foregoing.

4.    RELEASE AND INDEMNITY.

4.1.                      Release.

Borrower hereby release Lender and its Affiliates and their respective directors, officers, employees, attorneys and agents and any other Person affiliated with or representing Lender (the "Released Parties") from any and all liability arising from acts or omissions under or pursuant to this Agreement, whether based on errors of judgment or mistake of law or fact, except for those arising from gross negligence or willful misconduct.  However, in no circumstance will any of the Released Parties be liable for lost profits or other special or consequential damages.  Such release is made on the date hereof and remade upon each request for a Term Loan by the Borrower.  Without limiting the foregoing:

4.2.    Indemnity.

The Borrower hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which the Released Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Lender relating to Borrower or their obligations hereunder (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of the Released Parties).  Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement.

5.    TERM.

5.1.    Maturity Date.

Lender's obligation to make Term Loans shall initially continue in effect for a term from the date of this Agreement until the Maturity Date.  This Agreement  and related agreement and documents and Lender's security interests pursuant to the Mortgages, and all representations, warranties and covenants of Borrower contained herein and therein, shall remain in full force and effect after the Maturity Date until all of the monetary obligations are indefeasibly paid in full.

5.2.    Early Termination.

Lender's obligation to make Loans under this Agreement may be terminated prior to the Maturity Date as follows:  (i) by Borrower, upon notice of termination and repayment of all outstanding obligations due to Lender hereunder; or (ii) by Lender at any time after the occurrence of an Event of Default, without notice, effective immediately.

5.3.    Payment of Obligations.

On the Maturity Date or on any earlier effective date of termination, Borrower shall pay in full all obligations due to the Lender hereunder, whether or not all or any part of such obligations are otherwise then due and payable.

5.4.    Effect of Termination.

No termination shall affect or impair any right or remedy of Lender or relieve Borrower of any of the obligations until all of the monetary obligations have been indefeasibly paid in full.  Upon indefeasible payment and performance in full of all of the monetary obligations and termination of this Agreement, Lender shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be reasonably required to terminate Lender's security interests in properties of the Borrower.

6.    EVENTS OF DEFAULT AND REMEDIES.

6.1.    Events of Default.

The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Lender immediate written notice thereof:  (i) if any warranty, representation, statement, report or certificate made or delivered to Lender by Borrower or any of Borrower's officers, employees or agents is untrue or misleading; (ii) if Borrower fails to pay when due any principal or interest on any Term Loan or any other monetary obligation; (iii) if Borrower breaches any covenant or obligation contained in this Agreement or any related document or agreement or fails to perform any other non-monetary obligation; (iv) if any levy, assessment, attachment, seizure, lien, security interest or encumbrance (other than a Permitted Lien) is made or permitted to exist on all or any part of the Collateral; (v) if one or more judgments aggregating in excess of $150,000, or any injunction or attachment, is obtained against Borrower which remains unstayed for more than ten days or is enforced; (vi) the occurrence of any default under any financing agreement, security agreement or other agreement, instrument or document executed and delivered by any Borrower with, or in favor of, any Person other than Lender; (vii) the dissolution, death, termination of existence in good standing, insolvency or business failure or suspension or cessation of business as usual of Borrower or the appointment of a receiver, trustee or custodian for all or any part of the property of, or an assignment for the benefit of creditors by any Borrower, or the commencement of any proceeding by any Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, or if any Borrower makes or sends a notice of a bulk transfer or calls a meeting of its creditors; (viii) the commencement of any proceeding against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; (ix) the actual or attempted revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations, or any security document securing the Obligations, by any Obligor; or (x) if there is any actual or threatened indictment of any Borrower or any officer or director of any Borrower under any criminal statute or commencement or threatened commencement of criminal or civil proceedings against Borrower.

6.2.    Remedies.

Upon the occurrence of any Default, and at any time thereafter, Lender, at its option, may cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document.  Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the UCC and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the other Loan Documents and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law.  In particular, but not by way of limitation of the foregoing, upon the occurrence of any Event of Default, and at any time thereafter, Lender, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following:  (i) cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document; (ii) accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any of the Obligations; (iii) take possession of any or all of the Collateral (in addition to Collateral of which it already has possession) wherever it may be found, and for that purpose Borrower hereby authorizes Lender, without judicial process, to enter onto any of such Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain (or cause a custodian to remain) on the premises in exclusive control thereof, without charge for so long as Lender deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, that if Lender seeks to take possession of any of the Collateral by court process, Borrower hereby irrevocably waives (A) any bond and any surety or security relating thereto required by law as an incident to such possession, (B) any demand for possession prior to the commencement of any suit or action to recover possession thereof and (C) any requirement that Lender retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (iv) require Borrower to assemble any or all of the Collateral and make it available to Lender at one or more places designated by Lender which are reasonably convenient to Lender and Borrower, and to remove the Collateral to such locations as Lender may deem advisable; (v) complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Lender shall have the right to use Borrower's premises, vehicles and other Equipment and all other property without charge; (vi) sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Lender obtains possession of it or after further manufacturing, processing or repair, at one or more public or private sales, in lots or in bulk, for cash, exchange or other property, or on credit (a "Sale"), and to adjourn any such Sale from time to time without notice other than oral announcement at the time scheduled for Sale (and, in connection therewith, (A) Lender shall have the right to conduct such Sale on any Borrower's premises without charge, for such times as Lender deems reasonable, on Lender's premises, or elsewhere, and the Collateral need not be located at the place of Sale; (B) Lender may directly or through any of its Affiliates purchase or lease any of the Collateral at any such public disposition, and if permissible under applicable law, at any private disposition and (C) any Sale of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title, physical condition or otherwise at the time of sale); (vii) demand payment of and collect any Accounts, Chattel Paper, Instruments and General Intangibles included in the Collateral and, in connection therewith, each Borrower irrevocably authorizes Lender to endorse or sign such Borrower's name on all collections, receipts, Instruments and other documents, to take possession of and open mail addressed to such Borrower and remove therefrom payments made with respect to any item of Collateral or Proceeds thereof and, in Lender's sole discretion, to grant extensions of time to pay, compromise claims and settle Accounts, General Intangibles and the like for less than face value; and (viii) demand and receive possession of any of any Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or relating thereto.  Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Obligations under this Agreement or any of the Loan Documents, no remedy at law will provide adequate relief to Lender, and agree that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.  Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten days prior to such disposition and such notice shall (i) describe Lender and the applicable Borrower(s), (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that the applicable Borrower is entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made.  Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time.  Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Obligations, and in such order of application, as Lender may from time to time elect.  Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election or bar Lender from subsequent exercise or partial exercise of any other rights or remedies.  The failure or delay of Lender to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

7.    GENERAL PROVISIONS.

7.1.    Notices.

All notices to be given under this Agreement shall be in writing and shall be given either personally, by reputable private delivery service, by regular first-class mail or certified mail return receipt requested, addressed to Lender or Borrower at the address shown below, or by facsimile to the facsimile number shown below or at any other address (or to any other facsimile number) designated in writing by one party to the other party in the manner prescribed in this Section 7.1.  All notices shall be deemed to have been given when received or when delivery is refused by the recipient.

(a)    Lender:

Phoenix Investors, LLC
1818 North Farwell Ave.
Milwaukee, WI 53202
Attn: David Marks
Phone: (414) 283-2616

(b)    Borrower:

Renewal Plantations, LLC
1818 North Farwell Ave.
Milwaukee, WI 53202
Attn: Bryan Chance
Phone: (414) 283-2625

Copy to:

Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Facsimile: (212) 930-9725

7.2.    Severability.

If any provision of this Agreement, or the application thereof to any party or circumstance, is held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

7.3.    Integration.

This Agreement and the other Loan Documents represent the final, entire and complete agreement among Borrower and Lender and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement.  THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

7.4.    Waivers.

The failure of Lender at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith.  Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar.  None of the provisions of this Agreement or any other loan document shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to Borrower.

7.5.    Amendment.

This Agreement may not be amended or modified except in a writing executed by Borrower and a duly authorized officer of Lender.

7.6.    Time of Essence.

Time is of the essence in the performance by Borrower of each and every obligation under this Agreement and the other Loan Documents.

7.7.    Benefit of Agreement; Assignability.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Lender; provided, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void.  No consent by Lender to any assignment shall release Borrower from its liability for any of the obligations.  Lender shall have the right to assign all or any of its rights and obligations under this Agreement and any related document or agreement, to one or more other Persons, and Borrower agrees to execute all agreements, instruments and documents requested by Lender in connection with each such assignment and participation.

7.8.    Headings; Construction.

Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.

7.9.    Governing law; Consent to Forum, etc.

THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED, AND SHALL BE DEEMED TO HAVE BEEN MADE, IN MILWAUKEE WISCONSIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WISCONSIN.  THE BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE AND FEDERAL COURTS LOCATED IN [       ] COUNTY, WISCONSINOR ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS OR ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.  EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  EACH BORROWER ALSO AGREES THAT ANY CLAIM OR DISPUTE BROUGHT BY SUCH BORROWER AGAINST LENDER PURSUANT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE STATE AND FEDERAL COURTS LOCATED IN [       ] COUNTY, WISCONSIN.  EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE IN THE MANNER AND SHALL BE DEEMED RECEIVED AS SET FORTH IN SECTION 7.1 FOR NOTICES, TO THE EXTENT PERMITTED BY LAW.  NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

7.10.    Waiver of Jury Trial, etc.

BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL OR ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR SUCH BORROWER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; (II) THE RIGHT TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THE LOAN DOCUMENTS OR ANY MATTER RELATING THERETO, EXCEPT FOR COMPULSORY COUNTERCLAIMS; (III) NOTICE PRIOR TO LENDER'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES AND (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS.  BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH BORROWER.  BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED THEIR JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.    LIABILITY

8.1.           Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the obligations of Borrower and the liens and security interests granted by Borrower to secure the obligations, not constitute a "Fraudulent Conveyance" (as defined below).  Consequently, Lender and Borrower agree that if the obligations of a Borrower, or any liens or security interests granted by Borrower securing the obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the obligations of Borrower and the liens and security interests securing such obligations shall be valid and enforceable only to the maximum extent that would not cause such obligations or such lien or security interest to constitute a Fraudulent Conveyance, and the obligations of Borrower and this Agreement shall automatically be deemed to have been amended accordingly.  For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

8.2.    Lender is hereby authorized, without notice or demand and without affecting the liability of Borrower hereunder, to, at any time and from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to  Borrower's obligations or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by a Borrower and delivered to Lender; (ii) accept partial payments on Borrower's obligations; (iii) take and hold security or collateral for the payment of Borrower's obligations hereunder or for the payment of any guaranties of Borrower's obligations or other obligations of a Borrower and exchange, enforce, waive and release any such security or collateral; and (iv) apply such security or collateral and direct the order or manner of sale thereof as Lender, in its sole discretion, may determine.  Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from Borrower or any other source, and such determination shall be binding on Borrower.

[Intentionally blank]

IN WITNESS WHEREOF, Borrower and Lender have signed this Agreement as of the date first set forth above.

Borrower: RENEWAL PLANTATIONS, INC. By: /s/ Bryan Chance Bryan Chance CEO	Lender: PHONEIX INVESTORS, LLC By: /s/ David Marks David Marks Managing Member

Schedule A

Definitions

This Schedule is an integral part of the Loan and Security Agreement among Renewal Plantations, INC. and Phoenix Investors, LLC (the "Agreement").

As used in the Agreement, the following terms have the following meanings:

"Account" has the meaning set forth in the UCC.

"Affiliate" means, with respect to any Person, a relative, partner, shareholder, member, manager, director, officer, or employee of such Person, any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person or any other Person affiliated, directly or indirectly, by virtue of family membership, ownership, management or otherwise.

"Agreement" and "this Agreement" mean the Loan and Security Agreement of which this Schedule B is a part and the Schedules thereto.

"Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).

"Chattel Paper" has the meaning set forth in the UCC.

"Collateral" means all property and interests in property in or upon which a security interest or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of Borrower described in Section 3.1.

"Commercial Tort Claims" has the meaning set forth in the UCC.

"Default" means any event which with notice or passage of time, or both, would constitute an Event of Default.

"Document" has the meaning set forth in the UCC.

"Electronic Chattel Paper" has the meaning set forth in the UCC.

"Equipment" has the meaning set forth in the UCC.

"Fixtures" has the meaning set forth in the UCC.

"General Intangibles" has the meaning set forth in the UCC.

"Goods" has the meaning set forth in the UCC.

"Instrument" has the meaning set forth in the UCC.

Exhibit A - Page 1

"Inventory" has the meaning set forth in the UCC.

"Letter-of-Credit Right" has the meaning set forth in the UCC.

"Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract, including rights of sellers under conditional sales contracts or title retention agreements and reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.  For the purpose of this Agreement, Borrower shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

"Loan Documents" means, collectively, the Agreement and all notes, guaranties, security agreements, certificates, landlord's agreements, mortgages and all other agreements, documents and instruments now or hereafter executed or delivered by Borrower or any Obligor in connection with, or to evidence the transactions contemplated by, this Agreement.

"Obligations" means all present and future Term Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower or any Borrower to Lender, whether evidenced by this Agreement, any other Loan Document or otherwise whether arising from an extension of credit, guaranty, indemnification or otherwise (including all fees, costs and other amounts which may be owing, whether absolute or contingent, whether due or to become due, and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute, including all interest, charges, expenses, fees, attorney's fees and any other sums chargeable to Borrower under this Agreement or under any other Loan Document.

"Obligor" means any guarantor, endorser, acceptor, surety or other person liable on, or with respect to, the Obligations or who is the owner of any property which is security for the Obligations, other than any Borrower.

"Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

"Prime Rate" means, at any given time, the prime rate as quoted in The Wall Street Journal as the base rate on corporate loans posted as of such time by at least 75% of the nation's 30 largest banks (which rate is not necessarily the lowest rate offered by such banks).

"Subsidiary" means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other equity interest at the time of determination.

"Tangible Chattel Paper" has the meaning set forth in the UCC.

"UCC" means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of Wisconsin.

Exhibit A - Page 2

Exhibit A

FORM OF TERM NOTE

$500,000.00	Milwaukee, WI
April 21, 2008

FOR VALUE RECEIVED, the undersigned ("Borrower"), hereby unconditionally promise to pay, jointly and severally, to the order of Phoenix Investors, LLC. ("Lender"), a Delaware corporation having an address at 1818 North Farwell Avenue, Milwaukee, WI, or at such other place as the holder of this Term Note  ("Term Note") may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of up to Five Hundred Thousand and 00/100 Dollars ($500,000.00), as such principal amount is set forth on Schedule A Attached hereto.  Reference is hereby made to the Loan and Security Agreement among Borrower and Lender of even date herewith (the "Loan Agreement") for a statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid.  This Term Note evidences a Term Loan described in the Loan Agreement.  Capitalized terms used herein which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

The outstanding principal balance of this Term Note shall be payable in full on the Maturity Date.  Prior thereto, the Term Note shall be repayable as set forth in the Loan Agreement.

Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full hereof at the per annum rate as set forth in the Loan Agreement.  Following the occurrence and during the continuance of an Event of Default the entire outstanding principal balance of this Term Note shall, at Lender's option, bear interest until paid in full at a per annum rate equal to the interest rate applicable to the Term Loan from time to time in effect plus four percent (4.0%).  Until maturity, interest on the outstanding principal amount hereof shall be payable in arrears on the first day of each month, commencing one month after the opening of the first terminal and on the Maturity Date.  After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand.  Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of three hundred sixty (360) days on the actual daily outstanding balance hereof.  Changes in the interest rate provided for herein which are due to changes in the Prime Rate shall be effective on the date of the change in the Prime Rate.

Notwithstanding anything to the contrary contained herein, the aggregate of all interest hereunder and charged or collected by Lender is not intended to exceed the highest rate permissible under any applicable law, but if it should, such interest shall automatically be reduced to the extent necessary to comply with applicable law and Lender will refund to Borrower any such excess interest received by Lender.

Exhibit A - Page 3

Borrower may, prepay the outstanding principal balance hereof in whole or in part.

Upon and after the occurrence of an Event of Default, this Term Note may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Payments received by Lender from Borrower on this Term Note shall be applied to the Obligations as provided in the Loan Agreement.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are hereby waived by Borrower.

THIS TERM NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF WISCONSIN.  If any provision of this Term Note or the application thereof shall be held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Term Note, which shall continue in full force and effect.  Whenever in this Term Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns.  The provisions of this Term Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

Borrower: Renewal Plantations, Inc. By: /s/ Bryan Chance Bryan Chance CEO

Exhibit A - Page 4

SCHEDULE A

Principal Loan	Date

$_____________________________

$_____________________________

$_____________________________

$_____________________________

$_____________________________

$_____________________________

$_____________________________

$_____________________________

_____________________________

_____________________________

_____________________________

_____________________________

_____________________________

_____________________________

_____________________________

_____________________________

Exhibit A - Page 5